                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

      PROXY STATEMENT PURSUANT TO SECTION 14 (a) OF THE SECURITIES EXCHANGE
                          ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
                                             Only (as permitted by Rule
                                             14a-6(e) (2))

[X] Definitive Proxy Statement      [ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                        ADVANTAGE MARKETING SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X]      No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         (5)      Total fee paid:

                  --------------------------------------------------------------

         [ ]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  --------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------

         (3)      Filing Party:

                  --------------------------------------------------------------

         (4)      Date Filed:

                  --------------------------------------------------------------

                        ADVANTAGE MARKETING SYSTEMS, INC.

                                          2601 Northwest Expressway, Suite 1210W
                                              Oklahoma City, Oklahoma 73112-7293
                                                       Telephone: (405) 842-0131


                            NOTICE OF ANNUAL MEETING

TO OUR SHAREHOLDERS:

     Our Annual Meeting of Shareholders will be held at the Cox Communications Center in downtown Oklahoma City, Oklahoma, on July 26, 2003, commencing at 10:30 a.m., Central Daylight-Savings Time, and thereafter as it may be adjourned from time to time, for the following purposes:

     1. To elect two directors to hold office until the 2006 annual meeting of shareholders and until their successors shall have been duly elected and qualified;

     2. To consider and approve the Advantage Marketing Systems, Inc. 2003 Stock Incentive Plan;

     3. To consider and act upon a proposal to ratify the appointment of Grant Thornton LLP as our independent auditor for 2003; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of record of common stock at the close of business on May 27, 2003, are entitled to notice of and to vote at the meeting or any adjournment thereof, notwithstanding transfer of any stock on our books after such record date. The accompanying proxy statement contains information regarding the matters to be considered at the Annual Meeting. Copies of this notice and the accompanying proxy statement were first mailed to shareholders on or about June 15, 2003. For reasons set forth in the attached proxy statement, the Board of Directors recommends a vote "FOR" the matters being voted upon.

     YOUR ATTENDANCE OR PROXY IS IMPORTANT TO ASSURE A QUORUM AT THE ANNUAL MEETING. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO COMPLETE AND RETURN THE ENCLOSED PROXY, USING THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED FROM WITHIN THE UNITED STATES. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND, IF PRESENT AT THE ANNUAL MEETING, MAY WITHDRAW IT AND VOTE IN PERSON. ATTENDANCE AT THE ANNUAL MEETING IS LIMITED TO SHAREHOLDERS, THEIR PROXIES AND OUR INVITED GUESTS. ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.


                                             BY ORDER OF THE BOARD OF DIRECTORS:


                                             Reggie B. Cook, Corporate Secretary

Oklahoma City, Oklahoma
June 15, 2003

                                 PROXY STATEMENT



                        ADVANTAGE MARKETING SYSTEMS, INC.
                     2601 NORTHWEST EXPRESSWAY, SUITE 1210W
                       OKLAHOMA CITY, OKLAHOMA 73112-7293
                                 (405) 842-0131

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 26, 2003

                     SOLICITATION AND REVOCATION OF PROXIES

     We at Advantage Marketing Systems, Inc. are furnishing this proxy statement in connection with the Annual Meeting of the holders of our common stock to be held at 10:30 a.m., Central Daylight-Savings Time, on July 26, 2003, at the Cox Communications Center in downtown Oklahoma City, Oklahoma, and any adjournment thereof. This proxy statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy were first mailed on or about June 15, 2003, to our shareholders of record on May 27, 2003.

     If the accompanying proxy is properly executed and returned, the shares of common stock represented by the proxy will be voted at the Annual Meeting. If you indicate in your proxy a choice with respect to any matter to be acted upon, your shares will be voted in accordance with your choice. If no choice is indicated, your shares will be voted "FOR" the election of the nominees for director listed below, the approval of the Advantage Marketing Systems, Inc. 2003 Stock Incentive Plan and the ratification of our appointment of Grant Thornton LLP as our independent auditors for 2003. Our shareholders will also consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof. Our Board of Directors knows of no business that will be presented for consideration at the Annual Meeting, other than matters described in this proxy statement. You may revoke your proxy by giving written notice of your revocation to our Secretary at any time before your proxy is voted, by executing another valid proxy bearing a later date and delivering the new proxy to our Secretary prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.

     Neither the corporate laws of the State of Oklahoma, the state in which we are currently incorporated, nor our Certificate of Incorporation or Bylaws have any provisions regarding the treatment of abstentions and broker non-votes. Our policy is (i) to count abstentions or broker non-votes for purposes of determining the presence of a quorum at the Annual Meeting, (ii) to treat abstentions and broker non-votes as votes not cast but to treat them as shares represented at the Annual Meeting for determining results on actions requiring a majority vote, and (iii) to consider neither abstentions nor broker non-votes in determining results of plurality votes.

     The expenses of this proxy solicitation, including the cost of preparing and mailing this proxy statement and accompanying proxy will be borne by us. Such expenses will also include the charges and expenses of banks, brokerage firms and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of our common stock. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by members of our Board of Directors or our employees who will not be additionally compensated therefore, but who may be reimbursed for their out-of-pocket expenses in connection therewith.

                          SHAREHOLDERS ENTITLED TO VOTE

     Shareholders entitled to vote at the Annual Meeting are the holders of record, at the close of business on May 27, 2003, our record date, of the 4,454,314 shares of common stock then outstanding. Each holder of a share of common stock outstanding on the record date will be entitled to one vote for each share held on each matter presented at the Annual Meeting. Our officers and directors own a total of 1,231,157 shares, or 27.6 percent of the issued and outstanding common stock, and intend to vote all of these shares in favor of the matters to be voted upon at the Annual Meeting. There is no cumulative voting with respect to the election of directors. The presence in person or by proxy of the holders of a majority of the shares of common stock issued and outstanding at the Annual Meeting will constitute a quorum for the transaction of business. All matters to be brought before the Annual Meeting will require the affirmative vote of a majority of the shares of common stock present at the Annual Meeting in person and by proxy and entitled to vote. Votes will be tabulated by an inspector of election appointed by our Board of Directors.

     THIS PROXY STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THESE TRANSACTIONS NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     Our Bylaws provide that our Board of Directors shall consist of not less than one nor more than fifteen directors, as determined from time to time by resolution of our Board of Directors. The number of directors is currently fixed at seven (7) directors. R. Terren Dunlap tendered his resignation as a director effective May 20, 2002. Mr. Dunlap's resignation was not the result of a disagreement with us related to our operations, policies or practices. In October 2002, our Board of Directors approved the appointment of Steven M. Dickey as Mr. Dunlap's successor. In March 2003, the Board increased the size of the Board from five (5) to seven (7) directors, and appointed of Steven R. Hague and our President David J. D'Arcangelo as directors to fill the vacancies created by the increase in Board members.

     In general, the directors are divided into three classes. Class I Directors hold office for a term expiring at the annual meeting of shareholders to be held in 2003, Class II Directors hold office for a term expiring at the annual meeting of shareholders to be held in 2004, and Class III Directors hold office for a term expiring at the annual meeting of shareholders to be held in 2005. Each director holds office for the term to which he is elected and until his successor is duly elected and qualified. Messrs. Dickey and Cook are serving as Class I Directors under a term expiring in 2003. Messrs. Hail, Buxton and D'Arcangelo are serving as Class II Directors under a term expiring in 2004 and Messrs. Stonecipher and Hague are serving as Class III Directors under a term expiring in 2005. At each of our annual shareholders meetings, the successor to a director whose term expires at such meeting will be elected to hold office for a term expiring at the annual shareholders meeting held in the third year following the year of his election.

     Our Board of Directors has nominated Steven M. Dickey and Reggie B. Cook for re-election as directors for a term ending in 2006 and until their successors shall have been duly elected and qualified. The persons named as proxies in the accompanying proxy, who have been designated by our Board of Directors, intend to vote unless otherwise instructed in the proxy, for the election of Messrs. Dickey and Cook. Should any nominee named herein become unable for any reason to stand for election as a director, the persons named in the proxy will vote for the election of such other person as our Board of Directors may recommend. We know of no reason why any nominee will be unavailable or unable to serve.

     The affirmative vote of the holders of a majority of our common stock present, in person or by proxy at the Annual Meeting and entitled to vote, is required for the election of a director. An abstention from voting and broker non-votes will be tabulated as a vote withheld on the election, but will be included in computing the number of shares present for purposes of determining the presence of a quorum for the Annual Meeting and whether a nominee has received the vote of a majority of the shares present at the Annual Meeting.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RE-ELECTION OF STEVEN M. DICKEY AND REGGIE B. COOK TO THE BOARD OF DIRECTORS. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE.

INFORMATION ABOUT EACH DIRECTOR AND DIRECTOR NOMINEE OF ADVANTAGE MARKETING SYSTEMS, INC.

              NAME                   AGE                              POSITION WITH US
              ----                   ---                              ----------------
John W. Hail(2)                       72  Chairman of the Board, Chief Executive Officer and Director
David D'Arcangelo(2)                  47  President and Director
Reggie Cook(1)(4)                     48  Chief Financial Officer, Secretary, Treasurer and Director
Steven M. Dickey(1)(4)                55  Director
Steven R. Hague(3)                    58  Director
M. Thomas Buxton III(2)               53  Director
Harland C. Stonecipher(3)             64  Director

(1)  Term as a Director expires in 2003.

(2)  Term as a Director expires in 2004.

(3)  Term as a Director expires in 2005.

(4)  Director Nominee.

          John W. Hail is our founder and has served as our Chief Executive Officer and Chairman of the Board of Directors since our inception in June 1988. During 1987 and through May 1988, Mr. Hail served as Executive Vice President, Director and Agency Director of Pre-Paid Legal Services, Inc., a public company engaged in the sale of legal services contracts, and also served as Chairman of the Board of Directors of TVC Marketing, Inc., the exclusive marketing agent of Pre-Paid Legal Services, Inc. Since 1998, Mr. Hail has served as a Director of Pre-Paid Legal Services, Inc. In March 1999, Mr. Hail became a director of DuraSwitch Industries, Inc., a company that develops and distributes electronic switches.

          David J. D'Arcangelo has served as our President since November 2002. Before joining us, Mr. D'Arcangelo founded Entreport Corporation, a company that went straight from the business plan, to the startup, to being listed on the American Stock Exchange. Mr. D'Arcangelo is a nationally-known speaker, speaking with such recognized speakers as Zig Ziglar, Tommy Hopkins and Barbara Bush. Mr. D'Arcangelo holds a Bachelor Degree in Economics/Business Administration from the University of Redlands.

          Reggie B. Cook has served as Vice President and Chief Financial Officer since November 2000, and as a director since February 2001. From 1994 to 2000, Mr. Cook served as Chief Financial Officer of Sequoiah Fuels Corporation, a subsidiary of a Fortune 500 energy company that manufactured and internationally distributed high-grade energy products. He has 18 years of senior management experience guiding regulated industries that must operate under intense regulatory scrutiny. Mr. Cook received his B.B.A. in Accounting, Management and Finance, and his Masters in Business Administration from the University of Oklahoma.

          Steven M. Dickey has served as one of our directors since October 2002. Mr. Dickey has been a practicing attorney in the Oklahoma City area since 1973, and is a principal shareholder in the firm of Dickey and Dickey Attorneys.

          Steven R. Hague has served as one of our directors since January 2003. Mr. Hague has been a partner at One Source Advisors in Oklahoma City since 1999. One Source Advisors is a management and actuarial consulting firm that provides services related to product development; merger, acquisition and venture development; bank insurance development and analysis; operational performance analysis and financial reporting and forecasting. Previously, Mr. Hague was Chief Executive Officer of American Southwest Holding Company from 1998 to 1999, and President and Chief Executive Officer of Bankers Protective Life Insurance Company from 1993 to 1997. Mr. Hague has been nominated to serve as a director of Pre-Paid Legal Services, Inc. Mr. Hague holds a Bachelor of Science degree from West Virginia University.

          M. Thomas Buxton III has served as one of our directors since June 2001. Mr. Buxton has practiced as a CPA in the Oklahoma City area and has been a shareholder in Buxton and Cloud, CPA's since 1982. Mr. Buxton is a serving lieutenant colonel in the United States Army Reserve.

          Harland C. Stonecipher has served as one of our directors since August 1995. Mr. Stonecipher has been Chairman of the Board and Chief Executive Officer of Pre-Paid Legal Services, Inc. since its inception in 1972.

INFORMATION ABOUT EACH EXECUTIVE OFFICER OF ADVANTAGE MARKETING SYSTEMS, INC.

               NAME                     AGE                     POSITION WITH US
               ----                     ---                     ----------------
David J. D'Arcangelo...........         47      President
Dennis P. Loney(1)..............        49      Chief Operations Officer
Reggie B. Cook..................        48      Chief Financial Officer, Secretary and Treasurer

----------
(1)  Mr. Loney is the son-in-law of Mr. Hail.

     David J. D'Arcangelo is listed above in our directors' information.

     Dennis P. Loney is Chief Operations Officer. Mr. Loney has served as in this capacity since July 1995. Prior to his current position, Mr. Loney served as the Vice President of Administration of TVC Marketing, Inc. Mr. Loney brings over 20 years of business and 14 years of network marketing experience.

     Reggie B. Cook is listed above in our directors' information.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, and persons who own more than 10 percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of the forms we received covering purchase and sale transactions in our equity securities during 2002, we believe that each person who, at any time during 2002, was a director, officer or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during 2002, except that Messrs. D'Arcangelo, Dickey and Hague failed to timely file their Form-3's on either their election as an officer or their appointment as a director.

BOARD MEETINGS AND COMMITTEES


     The Board of Directors has the responsibility for establishing our broad corporate policies and for our overall performance. However, the Board is not involved in our day-to-day operations. The Board is kept informed of our business through discussions with our Chief Executive Officer and other officers, by reviewing analyses and reports provided to it on a regular basis, and by participating in Board and Committee meetings.

     Meetings. The Board of Directors held eight meetings during 2002. Messrs. Hail, Cook, Stonecipher and Buxton attended all of the Board meetings. Mr. Dunlap attended three meetings prior to his resignation from the Board, effective May 20, 2002. Mr. Dickey attended two meetings subsequent to his appointment to the Board, effective October 30, 2002. The Board has established an Audit Committee and a Compensation Committee. In accordance with our By-laws, the Board of Directors annually elects from its members the members of each Committee.

     Audit Committee. Members: M. Thomas Buxton III, Steven M. Dickey and Steven
R. Hague.

     The Audit Committee is composed of non-employee directors, each of which is independent as defined in Section 121 (A) of the American Stock Exchange listing standards. The Audit Committee annually considers the qualifications of our independent auditor and makes recommendations to the Board on the engagement of the independent auditor. The Audit Committee meets with representatives of the independent auditor and is available to meet at the request of the independent auditor. During these meetings, the Audit Committee receives reports regarding our books of accounts, accounting procedures, financial statements, audit policies and procedures, internal accounting and financial controls, and other matters within the scope of the Audit Committee's duties. The Audit Committee reviews the plans for and results of audits for us and our subsidiaries. The Audit Committee reviews and approves the independence of the independent auditor, and considers and authorizes the fees for both audit and nonaudit services of the independent auditor. See the "Audit Committee Report" included elsewhere herein.

     The Board of Directors has determined that Mr. Buxton is a financial expert as defined in Item 401(h)(2) of Regulation S-K. An audit committee financial expert has the following attributes:

          o An understanding of generally accepted accounting principles and financial statements;

          o The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

          o Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues comparable to the breadth and complexity of accounting issues reasonably expected to be raised by our financial statements;

          o An understanding of internal controls and procedures for financial reporting; and

          o    An understanding of audit committee functions.

     Mr. Buxton has practiced as a Certified Public Accountant in the State of Oklahoma since 1982. In addition, he was previously the Chief Financial Officer for a holding company. As such, Mr. Buxton possesses the attributes necessary to qualify as an audit committee financial expert.

     Mr. Buxton's determination as an audit committee financial expert does not:

          o    Deem Mr. Buxton an expert for any other purpose;

          o Impose on Mr. Buxton any duties, obligations or liability that are greater than the duties, obligations or liability imposed on other Audit Committee members; nor

          o Affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.

     Mr. Dunlap was a member of the Audit Committee until his resignation from the Board of Directors, effective May 20, 2002. Mr. Dickey replaced Mr. Dunlap on the Audit Committee effective October 30, 2002. Mr. Stonecipher was asked to resign from the Audit Committee in January 2003, due to independence issues, and Mr. Hague was approved to replace him. During 2002, the Audit Committee met four times. Mr. Buxton was present at all meetings. Mr. Dunlap attended two meetings prior to his resignation from the Board, effective May 20, 2002. Mr. Stonecipher attended two meetings. Mr. Dickey attended one meeting subsequent to his appointment to the Board, effective October 30, 2002.

     Compensation Committee. Members: M. Thomas Buxton III and Steven R. Hague.

     The members of the Compensation Committee are independent directors, but are eligible to participate in any of the plans or programs that the Compensation Committee administers. The Compensation Committee approves the standards for setting salary ranges for our executive officers, reviews and approves the salary budgets for all other of our officers, and specifically reviews and approves the compensation of our senior executives. The Compensation Committee reviews action taken by management in accordance with the salary guidelines for executives and establishes the performance objectives for variable compensation for executives. The Compensation Committee also administers our stock option plans and approves stock option grants for our executive officers. See the "Compensation Committee Report on Executive Compensation" included elsewhere herein. Mr. Stonecipher was asked to resign from the Compensation Committee in January 2003, due to independence issues, and Mr. Hague was approved to replace him. During 2002, the Compensation Committee met twice and each committee member attended all meetings.

COMPENSATION OF DIRECTORS

     Directors who are not our employees receive $500 for each Board meeting attended. Directors who are also our employees receive no additional compensation for serving as directors. We reimburse our directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors. Our Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Oklahoma law.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     At December 31, 2002, our Compensation Committee consisted of Messrs. Buxton and Stonecipher. Mr. Stonecipher was asked to resign from the Compensation Committee in January 2003, due to independence issues, and Mr. Hague was approved to replace him. No member of the Compensation Committee was one of our officers or employees, or an officer or employee of any of our subsidiaries, during 2002. John W. Hail, our Chairman of the Board and Chief Executive Officer, serves on the Board of Directors of Pre-Paid Legal Services, Inc. and Duraswitch Industries, Inc. Harland Stonecipher, the Chairman of the Board and Chief Executive officer of Pre-Paid Legal Services, Inc., serves on our Board of Directors. R. Terren Dunlap, former Chairman of the Board of Duraswitch Industries, Inc. and Chief Executive Officer of Duraswitch from 1997 to January 2002, served on our Board of Directors through May 20, 2002.

                                   PROPOSAL 2


                      APPROVAL OF 2003 STOCK INCENTIVE PLAN

          Our board of directors adopted our 2003 Stock Incentive Plan, or 2003 Plan, as of April 28, 2003, subject to stockholder approval.

PURPOSE AND KEY FEATURES OF THE PLAN

     The purpose of our 2003 Plan is to create incentives designed to motivate participants to significantly contribute to our growth and profitability. The shares available to be issued under the 2003 Plan will enable us to attract and retain experienced individuals who, by their positions, abilities and diligence, are able to make important contributions to our success. Awards will be granted in such a way as to align the interests of participants with those of the stockholders.

     Key features of the 2003 Plan include:

     o    A reservation of 2,000,000 shares for issuance under the 2003 plan;

     o    A prohibition against the repricing of stock options;

     o A prohibition against granting options with an exercise price less than the fair market value of our common stock on the date of grant;

     o A maximum of 250,000 shares of the total reserved for issuance under the 2003 Plan may be granted as restricted stock;

     o    A maximum ten-year life for any award made under the 2003 Plan;

     o    Award limits include the following:

          o A limitation on the maximum number of shares that may be awarded in the form of options to an employee in any calendar year to 500,000; and

          o A limitation on the maximum number of shares that may be awarded in the form of restricted stock to an employee in any calendar year to 100,000; and

     o The Compensation Committee (composed entirely of outside directors) administers the 2003 Plan.

ADMINISTRATION

     The 2003 Plan consists of two separate stock plans:

     o Non-executive officer plan. This aspect of the 2003 Plan is limited to participants who are not subject to Section 16 of the Securities Exchange Act of 1934 because they are not one of our executive officers. The non-executive officer plan is administered by the Compensation Committee. However, the Compensation Committee may, to the extent permitted by law, delegate authority to the regular award committee to administer the non-executive officer plan. Individuals appointed by the Compensation Committee will comprise the regular award committee. Although the regular award committee may be authorized to administer the non-executive officer plan, it can only make awards within guidelines set by the Compensation Committee.

     o Executive officer plan. This aspect of the 2003 Plan is limited to participants who are one of our executive officers and who, therefore, are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934. The executive officer plan is administered exclusively by the special award committee.

     Except for administration and the category of participants eligible to receive awards, the terms of the non-executive officer plan and the executive officer plan are identical.

ELIGIBILITY FOR PARTICIPATION

     Our employees, independent contractors and consultants and those of our subsidiaries and affiliated entities are eligible to participate in the 2003 Plan. Subject to the provisions of the 2003 Plan, the compensation committee has exclusive power in selecting participants.

TYPES OF AWARDS

     The 2003 Plan provides that any or all of the following types of awards may be granted:

     o    Nonqualified stock options;

     o    Stock options intended to qualify as "incentive stock options" under
          Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     o    Restricted stock.

     Stock Options. The Compensation Committee may grant awards under the 2003 Plan in the form of options to purchase shares of our common stock. The Compensation Committee will have the authority to determine the terms and conditions of each option, the number of shares subject to the option, and the manner and time of the option's exercise. Subject to certain adjustment provisions, the Compensation Committee cannot grant options and restricted stock with respect to more than 500,000 shares of common stock to any participant in any calendar year. As of January 1, 2003, the effective date on which options were first granted under the 2003 Plan, the market value of the common stock underlying the options available for issuance under the 2003 Plan was $2,620,000.

     The exercise price of an option may not be less than the fair market value of the common stock on the date of grant. The fair market value of shares of common stock subject to options is determined by the closing price as reported on the American Stock Exchange. As of April 28, 2003, the closing price of our common stock as reported on the American Stock Exchange was $1.45. A participant may pay the exercise price of an option in cash, in shares of our common stock or a combination of both. If the exercise price (including required withholding taxes) is paid using shares of our common stock, the Compensation Committee will not allow this act to result in an adverse accounting change to us. At the present time, the Compensation Committee has determined that a participant using our common stock to pay the exercise price of options granted under the 2003 Plan must have held those shares for at least six months. The Compensation Committee may permit a cashless exercise of stock options through a broker-dealer acting on a participant's behalf if the exercise is made in accordance with procedures adopted by us that ensure that the arrangement will neither constitute a personal loan to the participant nor result in the imposition of variable accounting on us. Unless sooner terminated, the stock options granted under the 2003 Plan expire ten years form the date of the grant.

     Restricted Stock Awards. Shares of restricted stock awarded under the 2003 Plan will be subject to the terms, conditions, restrictions and/or limitations, if any, that the Compensation Committee deems appropriate, including restrictions on employment, transferability and continued employment. The Compensation Committee may also restrict vesting to the attainment of specific performance targets it establishes. The restricted stock award must vest over a minimum restriction period of at least one year from the date of grant.

TERMINATION OF EMPLOYMENT

     The Compensation Committee will determine the treatment of a participant's award in the event of death, disability, retirement or termination of employment for an approved reason. If a participant's employment is terminated for any other reason, all unvested awards will terminate and the Compensation Committee will provide in the award agreement the terms of exercise/payment of vested awards.

AMENDING THE 2003 PLAN

     Our Board of Directors may amend the 2003 Plan at any time. The Board of Directors, however, may not, without shareholder approval:

     o Adopt any amendment that would increase the maximum number of shares that may be issued under the 2003 Plan (except for certain anti-dilution adjustments described in the "Automatic Adjustment Features" section of this document);

     o    Materially modify the 2003 Plan's eligibility requirements; or

     o Materially increase the benefits provided to participants under the 2003 Plan.

     Amendments to award agreements that would have the effect of repricing participants' options are prohibited.

CHANGE OF CONTROL EVENT

     The Compensation Committee is authorized to provide in the award agreements for the acceleration of any unvested portion of any outstanding awards under the 2003 Plan upon a change of control event.

AUTOMATIC ADJUSTMENT FEATURES

          The 2003 Plan provides for the automatic adjustment of the number and kind of shares available under it, and the number and kind of shares subject to outstanding awards in the event the common stock is changed into or exchanged for a different number or kind of shares of stock or other securities of ours or another corporation, or if the number of shares of common stock is increased through a stock dividend. The 2003 Plan also provides that the Compensation Committee may adjust the number of shares available under the 2003 Plan and the number of shares subject to any outstanding awards if, in the Compensation Committee's opinion, any other change in the number or kind of shares of outstanding common stock equitably requires such an adjustment.

U.S. FEDERAL TAX TREATMENT

     Incentive Stock Option Grant/Exercise. A participant who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise (except for alternative minimum tax). Similarly, we are not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant of such option or one year of the transfer of such shares to the participant, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, we will not be entitled to any deduction for U.S. federal income tax purposes.

     Non-Qualified Stock Option Grant/Exercise. A participant who is granted a non-qualified stock option does not have taxable income at the time of grant. Taxable income occurs at the time of exercise in an amount equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. We are entitled to a corresponding deduction for the same amount.

     Restricted Stock Award. A participant who has been granted an award in the form of restricted stock will not realize taxable income at the time of the grant, and we will not be entitled to a deduction at the time of the grant, assuming that the restrictions constitute a substantial risk of forfeiture for U.S. federal income tax purposes. When such restrictions lapse, the participant will receive taxable income (and have tax basis in the shares) in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We will be entitled to a corresponding deduction. The participant may elect to include the value of his restricted stock award as income at the time it is granted under Section 83(b) of the Code, and we will take a corresponding income tax deduction at such time.

PLAN BENEFITS

     Effective as of January 1, 2003, our Board of Directors granted options under our 2003 Plan covering an aggregate of 875,000 shares of our common stock, subject to stockholder approval of the 2003 Plan at the annual meeting. The exercise price for the options granted was $1.31 per share, which was the last reported sale price of our common stock on January 1, 2003. On March 6, 2003, our Board of Directors granted options under our 2003 Plan covering an aggregate of 20,000 shares of our common stock, at an exercise price of $1.55 per share, which was the last reported sale price of our common stock on March 6, 2003. The following table sets forth grants of options that have been made under our 2003 Plan to the following groups:

     o    Each of our five most highly compensated executive officers;

     o    All current executive officers as a group;

     o    All current directors who are not executive officers as a group;

     o    Each nominee for election as a director;

     o    Each associate of any such directors, executive officers or nominees;

     o    Each other person who received or is to receive 5% of such options;
          and

     o All employees, including all current officers who are not executive officers, as a group.


                                                                         RESTRICTED STOCK
                                                                               AWARDS
                                                                     -------------------------
                                                  NUMBER OF           NUMBER            DOLLAR
           NAME AND POSITION                       OPTIONS           OF SHARES          VALUE
           -----------------                      ---------          ---------          ------
John W. Hail, Chairman of the Board and
  Chief Executive Officer                           100,000                 --            $ --
David J. D'Arcangelo, President                     500,000                 --              --
Reggie B. Cook, Vice President and
  Chief Financial Officer                           100,000                 --              --
Dennis P. Loney, Vice President and
  Chief Operating Officer                           100,000                 --              --
All executive officers as a group (5
  persons)                                          825,000                 --              --
Steven M. Dickey, Director and nominee
  for Director                                       15,000                 --              --
Directors who are not executive
  officers (4 persons, including
  nominees)                                          50,000                 --              --
Associates of directors, executive
  officers or nominees                                   --                 --              --
Other persons who received 5% or more
  of options granted or restricted
  stock awarded                                          --                 --              --
Non-executive officer employees, as a
  group                                                  --                 --              --

EQUITY COMPENSATION PLAN INFORMATION

     In addition to the options and restricted stock that are issuable under our 2003 Plan, the following table sets forth the number of securities that may be issued pursuant to existing plans that have either been approved or not approved by our stockholders.

                                                     (a)                         (b)                          (c)

                                                                                                     Number of securities
                                             Number of securities                                   remaining available for
                                              to be issued upon                                      future issuance under
                                                 exercise of               Weighted-average        equity compensation plans
                                             outstanding options,          exercise price of         (excluding securities
                                                   warrants              outstanding options,            reflected in
          Plan Category                           and rights              warrants and rights             column (a))
----------------------------------------   -------------------------   -------------------------   -------------------------
Equity plans approved by
security holders .......................                   1,083,403   $                    2.66                      41,597

Equity compensation plans not
approved by security holders ...........                     673,250   $                    1.95                          --
                                           -------------------------                               -------------------------
Total ..................................                   1,756,653   $                    2.36                      41,597
                                           =========================                               =========================

     Prior to approval of our 1995 Stock Option Plan, we issued 673,250 incentive stock options to employees and associates. These options have a term of 10 years, are exercisable, in whole or in part, at any time prior to the termination date, and have an exercise price of $1.75 to $2.00 per share. The options may be assigned or transferred, in whole or in part, so long as such assignment or transfer is in accordance with and subject to the provisions of the Securities Act of 1933, as amended, and the rules promulgated thereunder, and the specific terms of the relevant option agreement.

RECOMMENDATION AND VOTE REQUIRED

     Approval of our 2003 Plan will require the affirmative vote of the holders of outstanding shares of our common stock representing a majority of the total combined voting power of all outstanding shares of our common stock, present in person or represented by proxy at the Annual Meeting and entitled to vote.

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ADVANTAGE MARKETING SYSTEMS, INC. 2003 STOCK INCENTIVE PLAN.

                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Grant Thornton LLP as our independent auditors for the year ending December 31, 2003, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at our Annual Meeting. Grant Thornton LLP audited our 2002 and 2001 financial statements. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     As previously reported, on July 10, 2001, upon the recommendation of our Audit Committee and with the approval of our Board of Directors, we dismissed our principal accountant, Deloitte & Touche LLP, in order to institute certain cost saving measures. On the same date, we engage Grant Thornton LLP as our principal accountant. At no time did any report by Deloitte & Touche LLP on our financial statements contain an adverse opinion or a disclaimer of opinion; nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. Also, at no time did we have any disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to reference the subject matter of the disagreement in connection with their report on our financial statements.

     We did not consult with Grant Thornton LLP during our two most recent fiscal years and any subsequent interim period prior to engaging Grant Thornton LLP regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement or a reportable event, as those terms are defined in Item 304(a) of Regulation S-K.

AUDIT FEES

     Audit fees billed to us during the last two fiscal years ended December 31, 2002 for audit or review of our annual financial statements and those financial statements included in our quarterly reports on Forms 10-Q, and services normally provided in connection with our regulatory filings, totaled $72,850 for 2001 and $54,250 for 2002, of which $9,000 were billed by Deloitte & Touche LLP and $118,100 were billed by Grant Thornton LLP.

AUDIT-RELATED FEES

     Audit-related fees billed to us during the last two fiscal years ended December 31, 2002 for assurance and related services reasonable related to the audit or review of our financial statements, but not otherwise disclosed under the heading "Audit Fees" above, totaled $11,050 for 2001 and $3,250 for 2002, of which $10,000 were billed by Deloitte & Touche LLP and $4,300 were billed by Grant Thornton LLP. These fees related to the change of auditors from Deloitte & Touche LLP to Grant Thornton LLP and the review of internal control documentation and preparation of management advisory comments.

TAX FEES

     Tax fees billed to us during the last two fiscal years ended December 31, 2002 for tax compliance, tax advice or tax planning totaled $0 for 2001 and $9,990 for 2002, all of which was billed by Grant Thornton LLP.

ALL OTHER FEES

     Fees billed to us during the last two fiscal years ended December 31, 2002 for all other non-audit services totaled $37,500 for 2001 and $0 for 2002, all of which was billed by Deloitte & Touche LLP. These fees related to due diligence work on the acquisition of LifeScience Technologies in January 2001. The Audit Committee has determined that the provision of non-audit services by Deloitte & Touche LLP and Grant Thornton LLP did not impact the independence of Deloitte & Touche LLP and Grant Thornton LLP.

     Pursuant to pre-approval policies and procedures set forth in the existing Audit Committee Charter, the Audit Committee approved 100% of the audit and audit-related services in 2001 and 2002. The Audit Committee did not pre-approve the provision of tax services or all other non-audit services in 2001 and 2002. The Audit Committee currently approves in advance all audit and non-audit services to be performed for us by our independent accountants.

     Stockholder ratification of the selection of Grant Thornton LLP as our independent auditors is not required by Grant Thornton, LLP, our Bylaws or otherwise. However, the Board is submitting the selection of Grant Thorton LLP to our stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in our best interests and the best interests of our stockholders.

     The affirmative vote of the holders of a majority of the total combined voting power of the shares represented and entitled to vote at the meeting will be required to ratify the selection of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 2003.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     Our Executive Officers. The following Summary Compensation Table sets forth certain information relating to compensation for services rendered during the years ended December 31, 2002, 2001 and 2000, paid to or accrued for John W. Hail, our Chief Executive Officer and each of our executive officers whose 2002 salary and bonus exceed $100,000.

                                                                                                      LONG-TERM
                                                                                                 COMPENSATION AWARDS
                                                                                            ------------------------------
                                                        ANNUAL COMPENSATION                  SECURITIES          EXERCISE
                                              -------------------------------------------    UNDERLYING          OR BASE
NAME AND PRINCIPAL POSITION                   YEAR     SALARY (1)       BONUS      OTHER      OPTIONS             PRICE
---------------------------                   ----     ----------      -------    -------   ------------        ----------
John W. Hail................................. 2002     $456,041        $    --    $    --          --           $   --
  Chief Executive Officer                     2001     $315,506        $    --    $    --       100,000         $ 2.65
                                              2000     $281,640        $    --    $    --          --           $   --

Reggie Cook.................................  2002     $162,028        $    --    $    --          --           $   --
  Vice President and Chief Financial          2001     $194,700        $    --    $    --        50,000         $ 2.65
  Officer                                     2000     $     -- (2)    $    --    $    --          --           $   --

Dennis Loney................................  2002     $166,165        $    --    $    --          --           $   --
  Vice President and Chief Operating          2001     $158,700        $    --    $    --        50,000         $ 2.65
  Officer                                     2000     $     -- (2)    $    --    $    --          --           $   --

(1) Dollar value of base salary earned during the year, including the use of automobiles for Messrs. Hail, Cook, and Loney, the value of which is less than 10% of each officers' total annual salary, is included in their annual compensation.

(2)  Yearly salary in these years was less than $100,000.

AGGREGATE OPTION GRANTS AND EXERCISES IN 2002 AND YEAR END OPTION VALUES

     Stock Options and Option Values. There were no stock options granted to Messrs. Hail, Cook and Loney during 2002.

     Aggregate Stock Option Exercises in 2002 and Year End Option Values. The following table sets forth information related to the exercise of stock options during 2002 and the number and value of options held by the named executive officers at December 31, 2002.

             STOCK OPTION EXERCISES AND YEAR END OPTION VALUE TABLE

                                                                                                 VALUE OF UNEXERCISED
                                                               NUMBER OF UNEXERCISED                 IN-THE-MONEY
                                                                    OPTIONS AS OF                    OPTIONS AS OF
                             SHARES                              DECEMBER 31, 2002                DECEMBER 31, 2002(1)
                           ACQUIRED ON       VALUE        --------------------------------   -----------------------------
                            EXERCISE        REALIZED       EXERCISABLE       UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                          -------------   -------------   -------------      -------------   -------------   -------------
John W. Hail(2) .......              --   $          --         326,944(2)         248,056   $          --   $          --
Chief Executive Officer

Reggie Cook ...........              --   $          --          20,448             55,671   $          --   $          --
Vice President and
Chief Financial Officer

Dennis Loney ..........           2,000   $       4,060          31,055             56,670   $          --   $          --
Vice President and
Chief Operating Officer

(1) The closing sale price of our common stock as reported on the American Stock Exchange on December 31, 2002 was $1.31. The per-share value is calculated based on the applicable closing price per share, minus the exercise price, multiplied by the number of shares of our common stock underlying the options.

(2) Includes 225,000 options given by John Hail as a gift to certain members of his family in 1995.

EMPLOYMENT AGREEMENTS

     We have entered into a written employment with our President, David J. D'Arcangelo. The contract is for an initial one-year term, commencing November 25, 2002, and automatically renewable for two successive one-year terms unless rejected by either party. The contract calls for a base salary of $180,000 per year, an annual incentive bonus of up to $200,000, contingent upon meeting certain performance goals, and non-qualified options to purchase up to 700,000 shares of our common stock at an exercise price of $1.40 per share. A total of 200,000 of Mr. D' Arcangelo's options vested in 2002. The employment agreement also contains provisions for graduated severance payments of up to 12 months of base pay, based on length of employment, if we terminate him without cause, disability payments, and a non-competition agreement preventing Mr. D'Arcangelo from engaging in a business deemed similar to ours for a period of one year from the cessation of his employment.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The 2002 Compensation Committee was composed of Messrs. Buxton and Stonecipher, each of whom was one of our independent directors. The Compensation Committee designs and administers the compensation programs for our executive officers and other key employees and makes grants under our stock option plans. The Compensation Committee, with the aid of internal staff, reviews and evaluates our compensation programs to determine their effectiveness in attracting, motivating and retaining highly skilled executive officers.

     Compensation Philosophy. Our compensation program for our executive officers is designed to preserve and enhance stockholder value by heavily emphasizing performance-based compensation. The program is directed towards motivating executives to achieve our business objectives, to reward them for their achievement and to attract and retain executive officers who contribute to our long-term success. Competition is intense for senior executives within the network marketing industry, with established companies and start-ups aggressively recruiting management talent. A key design criterion for our compensation programs is therefore the retention of senior management and other key employees.

     Compensation Components. Our executive compensation program has three primary components: base salary, performance bonuses and stock option grants. Each is discussed below.

     Base Salary. The level of base salary paid to our executive officers is determined on the basis of the importance of the position and on market data. In 2002, we increased the base salaries of all of our named executive officers.

     Performance Bonuses. For 2002, we employed a cash incentive compensation program under which bonus amounts are based on a number of performance factors that we considered relevant, including the following:

     o    Overseeing our financial results;

     o    Building and growing higher margin business;

     o    Strengthening our organization structure and management team; and

     o    Controlling non-personnel expenses while growing revenues.

     Stock Option Grants. For 2002, we employed a stock option grant program under which options were granted based on a number of performance factors that we considered relevant, including the same factors considered for performance bonuses.

     Compensation of the Chief Executive Officer. As described above, we determine compensation for all executives, including John W. Hail, our Chief Executive Officer, considering both a pay-for-performance philosophy and market rates of compensation. Mr. Hail's base salary was $453,051 for fiscal 2002, which we believe is not inconsistent with the base salaries of chief executive officers of peer companies.

                                                THE COMPENSATION COMMITTEE

                                                M. Thomas Buxton III
                                                Harland Stonecipher


                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board is responsible for providing independent, objective oversight and review of our accounting functions and internal controls. The Audit Committee is governed by a written Charter adopted and approved by the Board in June, 2000. A copy of the Audit Committee Charter was attached to our proxy statement for our 2001 annual meeting.

     In fulfilling our duties for the 2002 fiscal year pursuant to our Charter, the Committee has also done each of the following:

     o Reviewed our audited financial statements for 2002 and discussed the financial statements with our management;

     o Discussed with Grant Thornton, LLP the matters required to be discussed with them by the Auditing Standards Board Statement on Accounting Standards No. 61 (Codification of Statements on Auditing Standards, AU 380) as may be modified or supplemented;

     o Received written disclosure from Grant Thornton, LLP about any relationships between them and us which they believe may effect their independence;

     o Received a confirmation letter from Grant Thornton, LLP that they are independent of us; and

     o    Discussed Grant Thornton, LLP's independence with them.

     Based on the review and discussions above, the Committee recommended to the Board that the audited financial statements for 2002 be included in our Form 10-K filed with the Securities and Exchange Commission.

     All of the members of the Audit Committee in 2002 were independent as defined in Section 121(A) of the American Stock Exchange Listing Standards.

     The Committee has considered the non-audit services rendered by our principal accountant for the most recent fiscal year and has concluded that the provisions of such services is compatible with maintaining Grant Thornton, LLP's independence.


                                            AUDIT COMMITTEE:

                                            M. Thomas Buxton, III
                                            Steven M. Dickey
                                            Harland C. Stonecipher


                                STOCK PERFORMANCE

     The following performance graph compares our cumulative total stockholder return on our common stock against the cumulative total return of the AMEX Composite Index and the Morgan Stanley Consumer Index (CMR) compiled by Prudential Securities Group, Inc. for the period from December 31, 1997 through December 31, 2002. The performance graph assumes that the value of the investment in our stock and each index was $100 on December 31, 1997 and that any dividends were reinvested. We have never paid dividends on our common stock.

                               (PERFORMANCE CHART)


                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                     AMONG ADVANTAGE MARKETING SYSTEMS, INC.
             AMEX COMPOSITE INDEX AND MORGAN STANLEY CONSUMER INDEX

                                  DECEMBER      DECEMBER       DECEMBER      DECEMBER       DECEMBER      DECEMBER
                                    1997          1998           1999          2000           2001          2002
                                  --------      --------       --------      --------       --------      --------
Advantage Marketing
Systems, Inc...................       100.00          75.00        202.28          86.17         92.49         137.46
Morgan Stanley
Consumer Index.................       100.00         122.78        130.02         146.07        131.89         111.97
AMEX Composite Index                  100.00         101.74        131.43         137.03        132.33         131.43

     The industry index chosen is the Morgan Stanley Consumer Index. This index is an equal dollar weighted index designed to measure the performance of consumer-oriented, stable growth industries through price changes in 30 component stocks representing 20 industries. Major industries include beverages, food, pharmaceuticals, tobacco and personal products. To ensure that each component stock continues to represent approximately equal weight in the index, adjustments are made annually, based on closing prices on the third Friday in December.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

GENERAL

     The following table presents certain information as to the beneficial ownership of our common stock as of May 27, 2003, of:

     o Each person who is known to us to be the beneficial owner of more than 5% of our common stock;

     o    Each of our directors, nominees for directors and executive officers;

     o    Our executive officers and directors as a group; and

     o    Their percentage holdings of our outstanding shares of common stock.

For purposes of the following table, the number of shares and percent of ownership of our outstanding common stock that the named person beneficially owned on May 27, 2003, includes shares of our common stock that such person has the right to acquire within 60 days of May 27, 2003, upon exercise of options and warrants. However, such shares are not included for the purposes of computing the number of shares beneficially owned and percent of our outstanding common stock of any other named person.

                                                             COMMON STOCK
                                                     -----------------------------
                                                         SHARES        PERCENT OF
                                                      BENEFICIALLY       SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                     OWNED        OUTSTANDING
--------------------------------------------------   -------------   -------------
John W. Hail(1)(2) ...............................         741,807            16.7%
Harland C. Stonecipher(3) ........................         180,768             4.1%
Steven M. Dickey(1) ..............................              --              --
M. Thomas Buxton III(1) ..........................              --              --
Steven R. Hague(1) ...............................              --              --
Reggie B. Cook(1)(4) .............................          42,180             0.9%
Dennis P. Loney(1)(5) ............................          62,986             1.4%
David J. D'Arcangelo(1)(6) .......................         200,000             4.5%
Executive Officers and Directors as a group
  (eight persons) ................................       1,237,552            27.8%

----------
(1) A director or an executive officer with a business address of 2601 Northwest Expressway, Suite 1210W, Oklahoma City, Oklahoma 73112-7293.

(2)  The number of shares and each percentage presented includes:

     o 395,556 shares of our common stock that are subject to currently exercisable stock options, 100 shares of our common stock subject to currently exercisable 1997-A warrants and 2,100 shares of our common stock that are subject to currently exercisable redeemable common stock purchase warrants held by Mr. Hail; and

     o 29,663 shares of our common stock and 1,000 shares of our common stock that are subject to currently exercisable redeemable common stock purchase warrants owned by corporations controlled by Mr. Hail.

(3) Mr. Stonecipher is a director with a business address of 321 East Main Street, Ada, Oklahoma 74820, and Chairman of the Board and Chief Executive Officer of Pre-Paid Legal Services, Inc. The number of shares consist of and each percentage presented is based upon 180,768 shares of our outstanding common stock held by Pre-Paid Legal Services, Inc., which may be deemed to be beneficially owned by Mr. Stonecipher.

(4) The number of shares and each percentage presented includes 30,448 shares of our common stock that are subject to currently exercisable stock options.

(5) The number of shares and each percentage presented includes 43,055 shares of our common stock that are subject to currently exercisable stock options held by Mr. Loney.

(6) The number of shares and each percentage presented represent shares of our common stock that are subject to currently exercisable stock options.

                              CERTAIN TRANSACTIONS

          Set forth below is a description of transactions entered into between us and certain of our officers, directors and shareholders during the last fiscal year. Certain of these transactions may result in conflicts of interest between us and such individuals. Although these persons have fiduciary duties to us and our shareholders, there can be no assurance that conflicts of interest will always be resolved in our favor or in the favor of our shareholders.

          During 2002, we received approximately $7,069 from Pre-Paid Legal Services, Inc., a shareholder, for commissions on sales of memberships for the services provided by Pre-Paid Legal. As of July 1, 2000, we began offering our employees access to the services provided by Pre-Paid Legal through an employee benefit option. We pay half the cost for each employee electing to participate in the plan. During 2002, we paid $6,934 to Pre-Paid Legal for these services. Our Chairman of the Board and Chief Executive Officer, John W. Hail, is a director of Pre-Paid Legal, and the Chairman of the Board and Chief Executive Officer of Pre-Paid Legal, Harland Stonecipher, is our director.

          During the first quarter of 1998, we agreed to loan John W. Hail, the Chief Executive Officer and a major shareholder, up to $250,000. Subsequently, we agreed to loan up to an additional $75,000. In 2000, an additional $200,000 was approved. On January 1, 2001 the outstanding balance on all the notes were combined into one note payable in monthly installments. Our board of directors unanimously approved the loans and extension. These loans are collateralized by stock and property, and bear interest at 8% per annum. As of December 31, 2002, the balance due on these loans plus interest was $63,561.

          During 2002, we paid Mr. Loney and his wife sales bonuses of $30,887. These bonuses were based upon purchases by them and their downline associates in accordance with our network marketing program applicable to all independent associates in effect at the time of the sales. Mr. Loney's wife is the daughter of John W. Hail.

          On December 17, 1996, we adopted policies that loans and other transactions with officers, directors and 5% or more shareholders will be on terms no less favorable than could be obtained from unaffiliated parties and approved by a majority of not less than two of the disinterested independent directors.

                 OTHER BUSINESS TO BE BROUGHT BEFORE THE MEETING

     Our Board of Directors knows of no business that will be presented for action at the Annual Meeting other than that described in the Notice of Annual Meeting of Shareholders and this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxies as they deem advisable in accordance with their best judgment.

                 SHAREHOLDERS PROPOSALS FOR 2004 ANNUAL MEETING

     Under the existing rules of the Securities and Exchange Commission, any of our shareholders may present proposals on any matter that is a proper subject for consideration by our shareholders at the 2004 annual shareholders meeting. We currently anticipate that our 2004 annual shareholders meeting will be held on or before July 31, 2004. In order to be included in the proxy statement (or disclosure statement in the event proxies are not solicited by our Board of Directors) for the 2004 annual shareholders meeting, any shareholder proposal must be received by January 30, 2004. It is suggested that a shareholder desiring to submit a proposal do so by sending the proposal certified mail, return receipt requested, addressed to us at Advantage Marketing Systems, Inc., 2601 Northwest Expressway, Suite 1210W, Oklahoma City, Oklahoma 73112-7293.
Attention: Corporate Secretary. Detailed information for submitting proposals will be provided upon written request, addressed to the Corporate Secretary.

     In addition, pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended, a shareholder must give notice to us prior to March 15, 2004 of any proposal that such stockholder intends to raise at the 2004 Annual Meeting. If we receive notice of such proposal on or after March 15, 2004, under Rule 14a-4, the persons named in the proxy solicited by our Board of Directors for the 2004 Annual Meeting may exercise discretionary voting with respect to such proposal.

     Your cooperation in giving this matter your immediate attention and in returning your Proxy promptly will be appreciated.


                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           Reggie B. Cook
                                           Corporate Secretary

June 15, 2003


     A COPY OF OUR ANNUAL REPORT, WHICH INCLUDES PORTIONS OF OUR FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, IS ENCLOSED HEREWITH, AND OUR ANNUAL REPORT ON FORM 10-K, EXCLUDING CERTAIN OF THE EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING ADVANTAGE MARKETING SYSTEMS, INC., 2601 NORTHWEST EXPRESSWAY, SUITE 1210W, OKLAHOMA CITY, OKLAHOMA 73112-7293, ATTENTION: CORPORATE SECRETARY.

APPENDIX A

--------------------------------------------------------------------------------
                        ADVANTAGE MARKETING SYSTEMS, INC.
                            2003 STOCK INCENTIVE PLAN

Article I PURPOSE ................................................................................................1

    Section 1.1      Purpose......................................................................................1
    Section 1.2      Establishment................................................................................1
    Section 1.3      Shares Subject to the Plan...................................................................1
    Section 1.4      Shareholder Approval.........................................................................1

Article II DEFINITIONS............................................................................................1


Article III ADMINISTRATION........................................................................................3

    Section 3.1      Administration of the Plan; the Committee....................................................3
    Section 3.2      Committee to Make Rules and Interpret Plan...................................................4

Article IV GRANT OF AWARDS........................................................................................4


Article V STOCK OPTIONS...........................................................................................4

    Section 5.1      Grant of Options.............................................................................4
    Section 5.2      Conditions of Options........................................................................5
    Section 5.3      Options Not Qualifying as Incentive Stock Options............................................6
    Section 5.4      Transferability..............................................................................6

Article VI restricted stock awards................................................................................7

    Section 6.1      Grant of Restricted Stock Awards.............................................................7
    Section 6.2      Conditions of Restricted Stock Awards........................................................7

Article VII STOCK ADJUSTMENTS.....................................................................................8


Article VIII GENERAL..............................................................................................8

    Section 8.1      Amendment or Termination of Plan.............................................................8
    Section 8.2      Amendments to Awards.........................................................................9
    Section 8.3      Acceleration of Awards on Death, Disability or Other Special Circumstances...................9
    Section 8.4      Change of Control............................................................................9
    Section 8.5      Withholding Taxes............................................................................9
    Section 8.6      Regulatory Approval and Listings.............................................................9
    Section 8.7      Right to Continued Employment...............................................................10
    Section 8.8      Reliance on Reports.........................................................................10
    Section 8.9      Construction................................................................................10
    Section 8.10     Governing Law...............................................................................10

Article IX ACCELERATION OF OPTIONS UPON CORPORATE EVENT..........................................................10

                        ADVANTAGE MARKETING SYSTEMS, INC.
                            2003 STOCK INCENTIVE PLAN

                                    ARTICLE I
                                     PURPOSE

          SECTION 1.1 Purpose. This 2003 Stock Incentive Plan is established by Advantage Marketing Systems, Inc. (the "Company") to create incentives which are designed to motivate Employees and Consultants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company's success. Toward these objectives, the Plan provides for the granting of Options and Restricted Stock Awards to Employees and Consultants on the terms and subject to the conditions set forth in the Plan. The Plan is designed to align the interests of participants with those of shareholders through the use of stock-based incentives while minimizing dilution to shareholders.

          SECTION 1.2 Establishment. The Plan is effective as of January 1, 2003 and for a period of 10 years from such date. The Plan will terminate on January 1, 2013; however, it will continue in effect until all matters relating to the exercise of Options, distribution of Awards and administration of the Plan have been settled.

          SECTION 1.3 Shares Subject to the Plan. Subject to the limitations and adjustments set forth in this Plan, Awards may be made under this Plan for a total of 2,000,000 shares of Common Stock.

          SECTION 1.4 Shareholder Approval. The Plan shall be subject to the approval by the holders of a majority of the outstanding shares of Common Stock, present, or represented, and entitled to vote at a meeting called for such purpose, which must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending such approval by the Company's shareholders, Awards under the Plan may be granted, but no such Awards may be exercised prior to receipt of such shareholder approval. In the event such shareholder approval is not obtained within such twelve-month period, all such Awards shall be void.


                                   ARTICLE II
                                   DEFINITIONS

          SECTION 2.1 "Affiliated Entity" means any partnership or limited liability company in which a majority of interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.

          SECTION 2.2 "Award" means, individually or collectively, any Option or Restricted Stock Award granted under the Plan to an Eligible Person by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

          SECTION 2.3 "Award Agreement" means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

          SECTION 2.4 "Board" means the Board of Directors of the Company.

          SECTION 2.5 "Change of Control" means "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

          SECTION 2.6 "Committee" has the meaning set forth in Section 3.1.

          SECTION 2.7 "Common Stock" means the common stock, par value $.0001 per share, of the Company and, after substitution, such other stock as shall be substituted therefor as provided in Article VII or Article IX of the Plan.

          SECTION 2.8 "Consultant" means any person who is engaged by the Company, a Subsidiary or an Affiliated Entity to render consulting or advisory services.

          SECTION 2.9 "Date of Grant" means the date on which the grant of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

          SECTION 2.10 "Disability" has the meaning set forth in Section 22(e)(3) of the Code.

          SECTION 2.11 "Eligible Person" means any Employee or Consultant.

          SECTION 2.12 "Employee" means any employee of the Company, a Subsidiary or an Affiliated Entity.

          SECTION 2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          SECTION 2.14 "Executive Officer Participants" means Participants who are subject to the provisions of Section 16 of the Exchange Act with respect to the Common Stock.

          SECTION 2.15 "Fair Market Value" means, as of any date, (i) if the principal market for the Common Stock is a national securities exchange or the Nasdaq stock market, the closing price of the Common Stock on that date on the principal exchange on which the Common Stock is then listed or admitted to trading; or (ii) if sale prices are not available or if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on the Nasdaq stock market, the average of the highest bid and lowest asked prices for the Common Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service. If the day is not a business day, and as a result, clauses
(i) and (ii) are inapplicable, the Fair Market Value of the Common Stock shall be determined as of the last preceding business day. If clauses (i) and (ii) are otherwise inapplicable, the Fair Market Value of the Common Stock shall be determined in good faith by the Committee.

          SECTION 2.16 "Incentive Stock Option" means an Option within the meaning of Section 422 of the Code.

          SECTION 2.17 "Non-Executive Officer Participants" means Participants who are not subject to the provisions of Section 16 of the Exchange Act.

          SECTION 2.18 "Nonqualified Stock Option" means an Option to purchase shares of Common Stock which is not an Incentive Stock Option within the meaning of Section 422(b) of the Code.

          SECTION 2.19 "Option" means an Incentive Stock Option or Nonqualified Stock Option granted under Article V of the Plan.

          SECTION 2.20 "Participant" means an Eligible Person to whom an Award has been granted by the Committee under the Plan.

          SECTION 2.21 "Plan"" means the Advantage Marketing Systems, Inc. 2003 Stock Incentive Plan.

          SECTION 2.22 "Regular Award Committee" means a committee designated by the Board which shall consist of not less than two members of the Board.

          SECTION 2.23 "Restricted Stock Award" means an Award granted to an Eligible Person under Article VI of the Plan.

          SECTION 2.24 "Shareholder Approval" means approval by the holders of a majority of the outstanding shares of Common Stock, present or represented and entitled to vote at a meeting called for such purposes.

          SECTION 2.25 "Special Award Committee" means a committee designated by the Board which shall consist of not less than two members of the Board who meet the definition of "non-employee directors" pursuant to Rule 16b-3, or any successor rule, promulgated under Section 16 of the Exchange Act.

          SECTION 2.26 "Subsidiary" shall have the same meaning set forth in
Section 424(f) of the Code.


                                   ARTICLE III
                                 ADMINISTRATION

          SECTION 3.1 Administration of the Plan; the Committee. The Regular Award Committee shall administer the Plan with respect to Non-Executive Officer Participants, including the grant of Awards, and the Special Award Committee shall administer the Plan with respect to Executive Officer Participants, including the grant of Awards. Accordingly, as used in the Plan, the term "Committee" shall mean the Regular Award Committee if it refers to Plan administration affecting Non-Executive Officer Participants or the Special Award Committee if it refers to Plan administration affecting Executive Officer Participants. If in either case the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

          Unless otherwise provided in the bylaws of the Company or resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present shall be the valid acts of the Committee. Any action which may be taken at a meeting of the Committee may be taken without a meeting if all the members of the Committee consent to the action in writing.

          Subject to the provisions of the Plan, the Committee shall have exclusive power to:

               (a) Select the Eligible Persons to participate in the Plan.

               (b) Determine the time or times when Awards will be granted.

               (c) Determine the form of Award, whether an Incentive Stock Option, a Nonqualified Stock Option or a Restricted Stock Award, the number of shares of Common Stock subject to any Award, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration of the vesting or exercise of an Award under certain circumstances determined by the Committee.

               (d) Determine whether Awards will be granted singly or in combination.

               (e) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

          SECTION 3.2 Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Awards granted pursuant hereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

                                   ARTICLE IV
                                 GRANT OF AWARDS

          The Committee may, from time to time, grant Awards to one or more Participants, provided, however, that:

               (a) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock shall be available again for grant under the Plan.

               (b) Common Stock delivered by the Company upon exercise of an Option or upon payment of an Award under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

               (c) The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

               (d) Subject to Article VII, the aggregate number of shares of Common Stock made subject to Options granted to any Employee in any calendar year may not exceed 500,000 shares.

               (e) Subject to Article VII, the aggregate number of shares of Common Stock made subject to a Restricted Stock Award granted to any Employee in any calendar year may not exceed 100,000 shares.


                                    ARTICLE V
                                  STOCK OPTIONS

          SECTION 5.1 Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to any Eligible Persons and Incentive Stock Options to Employees. Subject to the limitations of Section 5.2(e), these Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 5.2.

          SECTION 5.2 Conditions of Options. Each Option so granted shall be subject to the following conditions:

               (a) Exercise Price. As limited by Section 5.2(e) below, the Award Agreement for each Option shall state the exercise price set by the Committee on the Date of Grant. No Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

               (b) Form of Payment. The payment of the exercise price of an Option shall be subject to the following:

                     (i) The full exercise price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise.

                     (ii) The exercise price shall be payable in cash (including a check acceptable to the Committee, bank draft or money order) or by tendering, by either actual delivery of shares or by attestation, shares of Common Stock held by the Participant for at least six months that are acceptable to the Committee and valued at Fair Market Value as of the day of exercise, or any combination thereof, as determined by the Committee.

                     (iii) The Committee may permit an Option granted under the Plan to be exercised by a broker-dealer acting on behalf of a Participant through procedures approved by the Committee.

               (c) Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by written notice stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price. Upon the exercise of any Option, the Company shall issue and deliver to the Participant who exercised the Option a certificate representing the number of shares of Common Stock purchased thereby.

               (d) Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company, a Subsidiary or Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) the maximum period that Participants will be allowed to be inactively employed or on a leave of absence before their vesting is suspended until they return to active employment; (v) conditions under which such Options or shares may be subject to forfeiture; (vi) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time;
          (vii) the achievement by the Company of specified performance criteria; and (viii) protection of business matters.

               (e) Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall only be granted to Employees of the Company or a Subsidiary and not to Employees of an Affiliated Entity unless such entity is classified as a "disregarded entity" of the Company or the applicable Subsidiary under the Code. In addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, Options issued in the form of Incentive Stock Options shall comply with the requirements of Section 422 of the Code (or any successor Section thereto), including, without limitation, the requirement that the exercise price of an Incentive

          Stock Option not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, the requirement that each Incentive Stock Option, unless sooner exercised, terminated or canceled, expire no later than 10 years from its Date of Grant, the requirement that Incentive Stock Options be granted only to Employees, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any Subsidiary) not exceed $100,000. Incentive Stock Options which are in excess of the applicable $100,000 limitation will be automatically recharacterized as Nonqualified Stock Options as provided under Section 5.3 of this Plan. No Incentive Stock Options shall be granted to any Employee if, immediately before the grant of an Incentive Stock Option, such Employee owns more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries (as determined in accordance with the stock attribution rules contained in Sections 422 and 424(d) of the Code). Provided, the preceding sentence shall not apply if, at the time the Incentive Stock Option is granted, the exercise price is at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option, and such Incentive Stock Option by its terms is exercisable no more than five years from the date such Incentive Stock Option is granted.

               (f) Application of Funds. The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options will be used for general corporate purposes.

               (g) Shareholder Rights. No Participant shall have any rights as a shareholder with respect to any share of Common Stock subject to an Option prior to the purchase of such share of Common Stock by exercise of the Option.

          SECTION 5.3 Options Not Qualifying as Incentive Stock Options. With respect to all or any portion of any Option granted under this Plan not qualifying as an "incentive stock option" under Section 422 of the Code, such Option shall be considered a Nonqualified Stock Option granted under this Plan for all purposes. Further, this Plan and any Incentive Stock Options granted hereunder shall be deemed to have incorporated by reference all the provisions and requirements of Section 422 of the Code (and the Treasury Regulations issued thereunder) necessary to ensure that all Incentive Stock Options granted hereunder shall be "incentive stock options" described in Section 422 of the Code. Further, in the event that the $100,000 limitation contained in Section 5.2(e) herein is exceeded in any Incentive Stock Option granted under this Plan, the portion of the Incentive Stock Option in excess of such limitation shall be treated as a Nonqualified Stock Option under this Plan subject to the terms and provisions of the applicable Award Agreement, except to the extent modified to reflect recharacterization of the Incentive Stock Option as a Nonqualified Stock Option.

          SECTION 5.4 Transferability.

               (a) General. Except as provided in paragraph (b), Options are not transferable otherwise than by will or the laws of descent and distribution. Any attempted transfer, assignment, pledge, hypothecation or other disposition of, or the levy of execution, attachment or similar process upon, any Option contrary to the provisions hereof shall be void and ineffective, shall give no right to any purported transferee.

               (b) Limited Transferability of Nonqualified Stock Options. The Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership or limited liability company in which such Immediate Family Members are the only partners or members. In addition there may be no consideration for any such transfer, the Award Agreement pursuant to which such Nonqualified Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this paragraph. Subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section
          5.4. Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 8.2 hereof the term "Participant" shall be deemed to refer to the transferee. The events of termination of employment of Section
          8.2 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 8.2 hereof. No transfer pursuant to this Section
          5.4 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Committee shall request.


                                   ARTIVLE VI
                             RESTRICTED STOCK AWARDS

          SECTION 6.1 Grant of Restricted Stock Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to any Eligible Person. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates, and by an Award Agreement setting forth the terms of such Restricted Stock Award.

          SECTION 6.2 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

               (a) Restriction Period. Each Restricted Stock Award shall require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period (a "Restriction Period"). The Committee shall determine the Restriction Period or Periods that shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof. However, each Restricted Stock Award shall have a minimum Restriction Period of at least one year from the Date of Grant. In addition to any time vesting conditions determined by the Committee, Restricted Stock Awards may be subject to the achievement by the Company of specified performance criteria as established by the Committee. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof.

               (b) Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing the shares of Common Stock subject to the Restricted Stock Award to give appropriate notice of such restrictions.

               (c) Shareholder Rights. During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Common Stock subject to the Restricted Stock Award with respect to which they were paid.


                                   ARTICLE VII
                                STOCK ADJUSTMENTS

          Subject to the provisions of Article IX of this Plan, in the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind or shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock or rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each share available under and subject to the Plan as provided in Section 1.3 hereof, and each share then subject or thereafter subject or which may become subject to Awards under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, in no such event will such adjustment result in a modification of any Award as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% of the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article VII and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article VII which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise or settlement of such Award.

          No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.


                                  ARTICLE VIII
                                     GENERAL

          SECTION 8.1 Amendment or Termination of Plan. The Board may alter, suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without stockholder approval adopt any amendment which would (i) increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article VII), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) materially increase the benefits to Participants provided by the Plan.

          SECTION 8.2 Amendments to Awards. The Committee may not cancel, reissue or modify an Award if such action would have the effect of repricing the Participant's Award. The Committee may otherwise unilaterally amend the terms of an Award Agreement whether or not presently exercisable or vested to the extent it deems appropriate unless such amendment is adverse to a Participant's vested interest in an Award. Amendments which are adverse to a Participant's vested interest in an Award requires the Participant's consent.

          SECTION 8.3 Acceleration of Awards on Death, Disability or Other Special Circumstances. With respect to (i) a Participant who terminates employment due to a Disability, (ii) the personal representative of a deceased Participant, or (iii) any other Participant who terminates employment upon the occurrence of special circumstances (as determined by the Committee), the Committee, in its sole discretion, may permit the purchase of all or any part of the shares subject to any unvested Option or waive the vesting requirements of a Restricted Stock Award on the date of the Participant's termination of employment due to a Disability, death or special circumstances, or as the Committee otherwise so determines. With respect to Options which have already vested at the date of such termination or the vesting of which is accelerated by the Committee in accordance with the foregoing provision, the Participant or the personal representative of a deceased Participant shall have the right to exercise such vested Options within such period(s) as the Committee shall determine.

         SECTION 8.4 Change of Control. The Committee, in its sole discretion may provide in a Participant's Award Agreement that such Award shall be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control.

         SECTION 8.5 Withholding Taxes. Unless otherwise paid by the Participant, the Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Committee.

         SECTION 8.6 Regulatory Approval and Listings. The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following the date this Plan is effective, and keep continuously effective and usable, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates representing shares of Common Stock evidencing Awards prior to:

               (a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

               (b) the listing of such shares on any exchange on which the Common Stock may be listed; and

               (c) the completion of any registration or other qualification of such shares under any state or federal law or regulation of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

          SECTION 8.7 Right to Continued Employment. Participation in the Plan shall not give any Participant any right to remain in the employ of the Company or any Subsidiary or any partnership or limited liability company controlled by the Company. Further, the adoption of this Plan shall not be deemed to give any Employee or Consultant or any other individual any right to be selected as a Participant or to be granted an Award.

          SECTION 8.8 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than the Committee or Board member. In no event shall any person who is or shall have been a member of the Committee or the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

          SECTION 8.9 Construction. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

          SECTION 8.10 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable federal law.


                                   ARTICLE IX
                  ACCELERATION OF OPTIONS UPON CORPORATE EVENT

          If the Company shall, pursuant to action by the Board, at any time propose to dissolve or liquidate or merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Options under the Plan, or for the substitution of new awards therefor, the Committee shall cause written notice of the proposed transaction to be given to each Participant no less than forty days prior to the anticipated effective date of the proposed transaction, and the Participant's Option shall become 100% vested. Prior to a date specified in such notice, which shall be not more than 10 days prior to the anticipated effective date of the proposed transaction, each Participant shall have the right to exercise his or her Option to purchase any or all of the Common Stock then subject to such Option. Each Participant, by so notifying the Company in writing, may, in exercising his or her Option, condition such exercise upon, and provide that such exercise shall become effective immediately prior to the consummation of the transaction, in which event such Participant need not make payment for the Common Stock to be purchased upon exercise of such Option until five days after receipt of written notice by the Company to such Participant that the transaction has been consummated. If the transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date such transaction is consummated. If the transaction is abandoned, (i) any Common Stock not purchased upon exercise of such Option shall continue to be available for purchase in accordance with the other provisions of the Plan and (ii) to the extent that any Option not exercised prior to such abandonment shall have vested solely by operation of this Article IX, such vesting shall be deemed voided as of the time such acceleration otherwise occurred pursuant to Article IX, and the vesting schedule set forth in the Participant's Award Agreement shall be reinstituted as of the date of such abandonment.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PROXY                                                                      PROXY


                        ADVANTAGE MARKETING SYSTEMS, INC.
                     2601 NORTHWEST EXPRESSWAY, SUITE 1210W
                       OKLAHOMA CITY, OKLAHOMA 73112-7293

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
             BOARD OF DIRECTORS OF ADVANTAGE MARKETING SYSTEMS, INC.

THE UNDERSIGNED HEREBY APPOINT JOHN W. HAIL AND ROBIN L. JACOB AS PROXIES, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY APPOINTS AND AUTHORIZES EACH OF THEM TO REPRESENT AND VOTE AS DESIGNATED BELOW, ALL THE SHARES OF COMMON STOCK, $0.0001 PAR VALUE, OF ADVANTAGE MARKETING SYSTEMS, INC. (THE "COMPANY") HELD OF RECORD BY THE UNDERSIGNED ON MAY 27, 2003, AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SATURDAY JULY 26, 2003, OR ANY ADJOURNMENT THEREOF.

1. To consider and act upon the re-election of Reggie B. Cook, as a director for a term ending in 2006, and until his successor shall have been duly elected and qualified. A vote "For" will represent a vote for the nominee director.

                  [ ]  FOR                           [ ]  WITHHOLD AUTHORITY



2. To consider and act upon the election of Steven M. Dickey, as a director for a term ending in 2006, and until his successor shall have been duly elected and qualified. A vote "For" will represent a vote for the nominee director.

                  [ ] FOR                            [ ]  WITHHOLD AUTHORITY



3. To approve the Advantage Marketing Systems, Inc. 2003 Stock Incentive Plan. A vote "For" will represent a vote for such approval.

                  [ ] FOR            [ ] AGAINST             [ ] ABSTAIN


4. To consider and act upon the ratification and the appointment of Grant Thornton LLP as the Company's independent auditor for the fiscal year ending December 31, 2003. A vote "For" will represent a vote for such ratification and appointment.

                  [ ] FOR            [ ] AGAINST             [ ] ABSTAIN



                 To transact such other business as may properly come before the meeting or any adjournment thereof

                        ADVANTAGE MARKETING SYSTEMS, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                         YOU CAN VOTE IN ONE OF TWO WAYS

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                                VOTE BY INTERNET
--------------------------------------------------------------------------------

Its fast, convenient, and your vote is immediately confirmed and posted.

     1.   Read the accompanying Proxy Statement.

     2. Go to the website http://www.eproxyvote.com/amm and follow the instructions on the screen.

Please note that all votes cast by Internet must be made prior to 5:00 p.m. CDT, July 23, 2003.

      IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR PROXY CARD BY MAIL

--------------------------------------------------------------------------------
                                  VOTE BY MAIL
--------------------------------------------------------------------------------

To vote by mail, read the accompanying Proxy Statement then complete, sign and date the proxy card below. Detach the card and return it in the envelope provided herein.


        IF YOU ARE NOT VOTING BY INTERNET, DETACH PROXY CARD AND RETURN.
--------------------------------------------------------------------------------

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

PLEASE SIGN EXACTLY AS THE NAME APPEARS TO LEFT. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


                                              DATE: _________________, 2003


                                              ----------------------------------
                                                          Signature


                                              ----------------------------------
                                                   Signature if held jointly

                                          PLEASE MARK, SIGN, DATE AND
                                          RETURN THIS PROXY PROMPTLY
                                          USING THE ENCLOSED ENVELOPE.